PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.00001 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 5,150,000,000 shares to an aggregate of 10,225,000,000 shares, having an aggregate par value of $102,250.

SECOND: The 5,150,000,000 additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of four existing classes of Common Stock of PGIM Jennison Global Opportunities Fund and three existing classes of Common Stock of PGIM Jennison International Opportunities Fund as follows:

Name of Series and Class	Number of Shares
PGIM Jennison Global Opportunities Fund
Class C Common Stock	30,000,000
Class R4 Common Stock	25,000,000
Class R6 Common Stock	745,000,000
Class Z Common Stock	1,700,000,000
PGIM Jennison International Opportunities Fund
Class R4 Common Stock	25,000,000
Class R6 Common Stock	800,000,000
Class Z Common Stock	1,825,000,000

THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors has classified and designated:

(a)100,000,000 authorized but unissued shares of PGIM Jennison Global Opportunities Fund Class T Common Stock as 100,000,000 additional shares of PGIM Jennison Global Opportunities Fund Class A Common Stock;

(b)25,000,000 authorized but unissued shares of PGIM Jennison Global Opportunities Fund Class T Common Stock as 25,000,000 additional shares of PGIM Jennison Global Opportunities Fund Class R2 Common Stock;

(c)50,000,000 authorized but unissued shares of PGIM Jennison International Opportunities Fund Class R Common Stock as 50,000,000 additional shares of PGIM Jennison International Opportunities Fund Class C Common Stock;

(d)100,000,000 authorized but unissued shares of PGIM Jennison International Opportunities Fund Class T Common Stock as 100,000,000 additional shares of PGIM Jennison International Opportunities Fund Class A Common Stock; and

(e)25,000,000 authorized but unissued shares of PGIM Jennison International Opportunities Fund Class T Common Stock as 25,000,000 additional shares of PGIM Jennison International Opportunities Fund Class R2 Common Stock.

FOURTH: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the existing class of the applicable series as set forth in the Charter.

FIFTH: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 5,075,000,000 shares, $0.00001 par value per share, having an aggregate par value of $50,750, classified and designated as follows:

PGIM QMA International Equity Fund
Class A Common Stock	100,000,000
Class B Common Stock	5,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	180,000,000
Class R6 Common Stock	180,000,000
Class T Common Stock	135,000,000
PGIM Emerging Markets Debt Local Currency Fund
Class A Common Stock	10,000,000
Class C Common Stock	50,000,000
Class R6 Common Stock	50,000,000
Class Z Common Stock	250,000,000
Class T Common Stock	190,000,000
PGIM Jennison Global Opportunities Fund
Class A Common Stock	50,000,000
Class C Common Stock	70,000,000
Class R2 Common Stock	75,000,000
Class R4 Common Stock	75,000,000
Class R6 Common Stock	255,000,000
Class Z Common Stock	300,000,000
Class T Common Stock	125,000,000

PGIM Jennison International Opportunities Fund 2

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Class A Common Stock	50,000,000
Class C Common Stock	50,000,000
Class R Common Stock	150,000,000
Class R2 Common Stock	75,000,000
Class R4 Common Stock	75,000,000
Class R6 Common Stock	200,000,000
Class Z Common Stock	175,000,000
Class T Common Stock	125,000,000
PGIM Jennison Global Infrastructure Fund
Class A Common Stock	20,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	150,000,000
Class R6 Common Stock	125,000,000
Class T Common Stock	115,000,000
PGIM Jennison Emerging Markets Equity Opportunities Fund
Class A Common Stock	25,000,000
Class C Common Stock	65,000,000
Class R6 Common Stock	250,000,000
Class Z Common Stock	300,000,000
Class T Common Stock	225,000,000
PGIM Emerging Markets Debt Hard Currency Fund
Class A Common Stock	100,000,000
Class C Common Stock	100,000,000
Class R6 Common Stock	200,000,000
Class Z Common Stock	200,000,000

SIXTH: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 10,225,000,000 shares, $0.00001 par value per share, having an aggregate par value of $102,250, classified and designated as follows:

PGIM QMA International Equity Fund
Class A Common Stock	100,000,000
Class B Common Stock	5,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	180,000,000
Class R6 Common Stock	180,000,000
Class T Common Stock	135,000,000
PGIM Emerging Markets Debt Local Currency Fund
Class A Common Stock	10,000,000
Class C Common Stock	50,000,000
Class R6 Common Stock	50,000,000
Class Z Common Stock	250,000,000
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Class T Common Stock	190,000,000
PGIM Jennison Global Opportunities Fund
Class A Common Stock	150,000,000
Class C Common Stock	100,000,000
Class R2 Common Stock	100,000,000
Class R4 Common Stock	100,000,000
Class R6 Common Stock	1,000,000,000
Class Z Common Stock	2,000,000,000
PGIM Jennison International Opportunities Fund
Class A Common Stock	150,000,000
Class C Common Stock	100,000,000
Class R Common Stock	100,000,000
Class R2 Common Stock	100,000,000
Class R4 Common Stock	100,000,000
Class R6 Common Stock	1,000,000,000
Class Z Common Stock	2,000,000,000
PGIM Jennison Global Infrastructure Fund
Class A Common Stock	20,000,000
Class C Common Stock	100,000,000
Class Z Common Stock	150,000,000
Class R6 Common Stock	125,000,000
Class T Common Stock	115,000,000
PGIM Jennison Emerging Markets Equity Opportunities Fund
Class A Common Stock	25,000,000
Class C Common Stock	65,000,000
Class R6 Common Stock	250,000,000
Class Z Common Stock	300,000,000
Class T Common Stock	225,000,000
PGIM Emerging Markets Debt Hard Currency Fund
Class A Common Stock	100,000,000
Class C Common Stock	100,000,000
Class R6 Common Stock	200,000,000
Class Z Common Stock	200,000,000

SEVENTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the MGCL and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

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NINTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 26th day of October, 2021.

ATTEST:	PRUDENTIAL WORLD FUND, INC.

/s/ Debra Rubano Name: Debra Rubano

Title: Assistant SecretaryBy: /s/ Scott E. Benjamin Name: Scott E. Benjamin Title: Vice President